Exhibit 99.1

RENTECH, INC.

For Immediate Release
January 27, 2006

Rentech, Inc. Announces the Resignation of David P. Zimel from its Board of Directors

Denver, Colorado-Rentech, Inc. (AMEX:RTK) today announced the resignation of David P. Zimel from its Board of Directors, effective January 24, 2006. Mr. Zimel’s term extended to the annual meeting of shareholders for 2006.

Mr. Zimel was appointed as a member of the Board of Directors of the company on May 11, 2005, and the Audit Committee and Nominating Committee.  Mr. Zimel’s position on the Audit Committee will be filled by Mr. Halbert S. Washburn who is an “independent director” as that term is applied within the Securities Exchange Act of 1934 and the rules of the American Stock Exchange. Mr. Washburn has also been appointed to the Compensation Committee, effective January 24, 2006.

“I would like to thank Rentech and its Board of Directors for giving me the opportunity to serve the company and its shareholders. However, personal obligations which have recently arisen are going to prohibit me from executing my responsibilities to the Company in the manner which they deserve,” stated Mr. Zimel.

Commenting on Mr. Zimel’s resignation, Hunt Ramsbottom, president and CEO of Rentech, stated, “The Board of Directors of Rentech would like to extend its thanks to David for his service to the company. His tenure with Rentech, though short, was very instrumental in helping the company achieve its goal of transitioning the management team at Rentech and preparing the company for its technology commercialization efforts. We wish David all the best in the future.”

About Rentech, Inc.

Rentech, Inc., a Colorado corporation formed in 1981, develops technology and projects to transform underutilized hydrocarbon resources into valuable alternative fuels, clean chemicals and power. To execute this strategy it utilizes its patented and proprietary Fischer-Tropsch gas-to-liquids/coal-to-liquids process for conversion of synthesis gas made from natural gas, coal and other solid or liquid carbon-bearing materials into clean burning, ultra-low-sulfur and ultra-low-aromatic fuels, naphtha, waxes, and fuel for fuel cells.

Safe Harbor Statement

Certain information included in this report contains, and other reports or materials filed or to be filed by us with the Securities and Exchange Commission (as well as information included in oral statements or other written statements made or to be made by us or our management) contain or will contain, “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended; Section 27A of the Act; and pursuant to the Private Securities Litigation Reform Act of 1995. The forward-looking statements may relate to financial results and plans for future business activities, and are thus prospective. The forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by the forward-looking statements.  They can be identified by the use of terminology such as “may,” “will,” “expect,” “believe,” “intend,” “plan,” “estimate,” “anticipate,” “should” and other comparable terms or the negative of them.  You are cautioned that, while forward-looking statements reflect our good faith belief and best judgment based upon current information, they are not guarantees of future performance and are subject to known and unknown risks and uncertainties. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and thus are current only as of the date made.  Other factors that could cause actual results to differ from those reflected in the forward-looking statements include dangers associated with construction and operation of gas processing plants like those using the Rentech Process, risks inherent in making investments and conducting business in foreign countries, protection of intellectual property rights, competition, and other risks described in our various public reports.

For more information please contact: Mark Koenig, Director of Investor Relations, Rentech, Inc. at 303-298-8008, extension 116, or by email at mkir@rentk.com, or see the company’s website at: www.rentechinc.com; or Kevin Theiss, CEOcast, Inc. at 212-732-4300 or by email at ktheiss@ceocast.com.

1331 17th Street, Suite 720, Denver, Colorado 80202 • 303/298-8008 • FAX 303/298-8010